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                                 Amendment No. 1
                                       to
                             Muse Technologies, Inc.
                             1996 Stock Option Plan


                  Section 2. of the Muse Technologies, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan") is amended and restated in its entirety to read as follows:

                  "Options may be granted to purchase up to 5,148,026 shares of common stock, par value $0.015 per share (the "Common Stock"), of the Company. For purposes of this Section 2, the number of shares purchased upon the exercise of an Option shall be determined without giving effect to the use by a Participant (as defined below) of the right set forth in Section 8(C) hereof to deliver shares of Common Stock in payment of all or a portion of the option price or the use by a Participant of the right set forth in Section 12(C) hereof to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him upon the exercise of an Option shares of Common Stock in payment of all or a portion of his withholding obligation arising from such exercise. If any Options expire or terminate for any reason without having been exercised in full, new Options may thereafter be granted to purchase the unpurchased shares subject to such expired or terminated Options."

                  Section 3. of the 1996 Stock Option Plan is amended and restated in its entirety to read as follows:

                           "(A) The Plan shall be administered by the Board and
                  Compensation and Stock Option Committee (the "Compensation Committee") in the manner provided in Subsections (B), (C) and
                  (D) of this section.

                           (B) Except as stated in Subsection (C) and (D) of
                  this Section, subject to the express provisions of the Plan, the Board or the Compensation Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the service providers (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the


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                  administration of the Plan. In making such determinations, the
                  Board may take into account the nature of the services rendered by the respective service providers, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Board in its discretion shall deem relevant. The Board's determination on the matters referred to in this Section 3 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Board, in its sole discretion, and any interpretations by the Board of the terms of any Option shall be final, binding and conclusive.

                           (C) The Compensation Committee shall have complete
                  authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to performance goals relating to the Plan in accordance with Section 162(m)(4) of the Code. The Compensation Committee shall be comprised solely of 2 or more "outside directors," within contemplation of Section 162(m)(4)(C)(i) of the Code. Members of the Compensation Committee shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities and Exchange Act of 1934.

                           (D) Except as stated in Subsection (C) of this
                  Section, the Board shall have complete authority, in its discretion, to delegate its authority to act, with respect to the grant of options to persons who are not and are not expected to be "covered employees" within the meaning of
                  Section 162(m)(3) of the Code, to any of its members."

                  Section 4.of the 1996 Plan is amended and restated in its entirety to read as follows:

                           "(A) An Option may be granted only to (i) employees
                  of the Company or a Subsidiary; (ii) directors of the Company or a Subsidiary; (iii) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume, and (iv) independent consultants who render services to the Company or a Subsidiary.

                           (B) A non-incentive stock option shall not be granted
                  to persons who are or may reasonably become "covered employees"


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                  under Section 162(m)(3) of the Code at a price below fair
                  market value of the Common Stock on the date of the grant."

                  Section 7. of the 1996 Plan is amended and restated in its entirety to read as follows:

                           "Except as otherwise provided in Section 17 hereof,
                  the aggregate number of shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under terms of the Plan or any other stock option plan of the Company) shall not exceed one million (1,000,000) shares."

                  Section 9. of the 1996 Plan is amended and restated in its entirety to read as follows:

                           "An Option shall not be assigned, alienated, pledged,
                  attached, sold, transferred or encumbered by a Participant other than (i) by will or by the laws of descent and distribution, (ii) in the case of a non-incentive stock option, pursuant to a "domestic relations order" as defined in
                  Section 414 of the Code or Section 206 of ERISA, or (iii) by transfer by a Participant, subject to such restrictions as the Board or Compensation Committee may adopt (including, without limitation, limiting assignability to Participants who are directors or senior officers of the Company), to the following persons:

                          (A)  a member of the Participant's "Immediate Family";

                          (B) a trust established solely for the benefit of the
                  Participant and his or her Immediate Family;

                          (C) a partnership or limited liability company whose
                  only partners or members are the Participant and his or her Immediate Family; or

                          (D) such other persons or entities as determined by
                  the Board or Compensation Committee.

                           Each transferee described in clauses (i), (ii) and
                  (iii) above are referred hereafter as "Permitted Transferees". The above transactions with Permitted Transferees are subject to the prior notification to, and approval of, the Board or Compensation Committee. As used herein, "Immediate Family" shall mean, with respect to a particular Participant, the lineal descendants of

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                  Participant's or his or her spouse's parents (including
                  adopted children and stepchildren).

                           Options received by Permitted Transferees from a
                  Participant shall not be transferable other than by will or by the laws of descent and distribution, and the terms of any Option shall be binding upon the Permitted Transferee and his beneficiaries, heirs, executors and administrators."



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